Exhibit 5.1

August 11, 2005

BB&T Corporation
200 West Second Street
Winston-Salem, NC 27101

          Re: Registration Statement on Form S-3

Ladies and Gentlemen:

          I am Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T Corporation, a financial holding company that is subject to regulation under the Bank Holding Company Act of 1956, as amended, and is organized under the laws of the State of North Carolina (the “Company”). My opinion has been requested with respect to certain matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (other than Junior Subordinated Debt Securities as described below) (“Debt Securities”); (ii) shares of common stock, par value $5.00 per share, of the Company (“Common Stock”); (iii) shares of preferred stock, par value $5.00 per share, of the Company in one or more series (“Preferred Stock”); depositary shares representing fractional interests in Preferred Stock (“Depositary Shares”); (v) contracts for the purchase of Common Stock, Preferred Stock or Depositary Shares (“Stock Purchase Contracts”) or units consisting of a Stock Purchase Contract and a beneficial interest in another security (“Stock Purchase Units”); (vi) warrants representing rights to purchase Debt Securities, Common Stock or Preferred Stock (“Warrants”); (vii) units consisting of any combination of Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants (“Units”); and (viii) preferred securities of BB&T Capital Trust I (“Trust Preferred Securities”), the Company’s Delaware statutory trust subsidiary (the “Trust”), and, in connection therewith, junior unsecured subordinated debt securities of the Company to be issued to the Trust (“Junior Subordinated Debt Securities”) and related guarantees by the Company of certain payments by the Trust (“Guarantees”). The securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Company’s and the Trust’s registration statement on Form S-3, as it may be amended from time to time (the “Registration Statement”), to which this opinion is an exhibit. The aggregate initial offering price of the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units, Warrants and Units offered by the Company and Trust Preferred Securities offered by the Trust under the Registration Statement will not exceed $2,500,000,000.

BB&T Corporation
August 11, 2005

          I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company; (ii) the Senior Indenture dated as of May 24, 1996 between the Company and U.S. Bank National Association as successor in interest to State Street Bank and Trust Company (“Senior Debt Indenture”) relating to senior debt securities of the Company; (iii) the Subordinated Indenture dated as of May 24, 1996 between the Company and U.S. Bank National Association as successor in interest to State Street Bank and Trust Company (the “Subordinated Debt Indenture”) relating to subordinated debt securities of the Company; (iv) the First Supplemental Indenture dated as of December 23, 2003 between the Company and U.S. Bank National Association, as trustee; (v) the Second Supplemental Indenture dated as of May 24, 2004 between the Company and U.S. Bank National Association, as trustee (collectively with the Senior Debt Indenture, the Subordinated Debt Indenture and the First Supplemental Indenture, the “Indentures”); (vi) the form of Junior Subordinated Indenture to be entered into between the Company and U.S. Bank National Association providing for the Junior Subordinated Debt Securities (the “Junior Subordinated Indenture”); (vii) the form of Guarantee Agreement for the Trust to be entered into between the Company, as guarantor, and U.S. Bank National Association, as trustee, providing for the Guarantees (the “Guarantee Agreement”); and (viii) such other certificates, instruments and documents as I have considered appropriate for purposes of the opinions hereafter expressed. In rendering this opinion, I have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

          In connection with such review, I have assumed with your permission that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective; (ii) a prospectus supplement and, if necessary, a pricing supplement, will have been prepared and filed with the Securities and Exchange Commission describing any securities offered thereby; (iii) all securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and, if necessary, the applicable pricing supplement; (iv) each Indenture was duly executed and delivered by U.S. Bank National Association or State Street Bank and Trust Company as predecessor to U.S. Bank National Association; (v) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized and available for issuance; (vi) a definitive purchase, underwriting or similar agreement with respect to any securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) with respect to the issuance of any Trust Preferred Securities, the Junior Subordinated Indenture and the Guarantee Agreement will each have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) securities issuable upon conversion, exchange or exercise of any securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate); (ix) the genuineness of all signatures and the legal competence of all signatories; (x) the authenticity of all documents submitted to me as certified or photo static copies; and (xi) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.

BB&T Corporation
August 11, 2005

          This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing) and the laws of the United States of America that are, in my experience, normally applicable to the transactions of the type provided for in the Registration Statement, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. To the extent necessary, I have relied on the opinions of members of the Company’s legal department as to certain matters, including, but not limited to, matters that relate to North Carolina law.

          Based upon and subject to the foregoing and the qualifications set forth below, I am of the opinion that:

(i)

When (a) the terms of any Debt Securities and of their issuance and sale have been duly established by an officer of the Company, duly authorized by the board of directors to take such action and in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (b) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and any prospectus and pricing supplements relating thereto, then such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, and any shares of Common Stock and Preferred Stock issued upon conversion of any such Debt Securities in accordance with the terms of the applicable Indenture and the action taken by the board of directors of the Company approving the issuance and sale of such shares of Common Stock and Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

(ii)

When (a) the board of directors of the Company (or a duly authorized committee thereof or a senior executive officer) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock or of any series of Preferred Stock (and Depositary Shares, if applicable); (b) the terms of such shares and of their issuance have been duly established so as not to violate any applicable law or result in default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (c) such shares have been issued and sold as contemplated in the Registration Statement and any prospectus and pricing supplements relating thereto, then all such shares (including any shares of Common Stock issued upon exercise of any Warrants for Common Stock, upon conversion of any Debt Securities that are convertible or exchangeable for Common Stock or upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, and including any shares of Preferred Stock or Depositary Shares issued upon exercise of any Warrants for Preferred Stock or Depositary Shares or upon conversion of any Debt Securities that are convertible or exchangeable for Preferred Stock or Depositary Shares) will be duly authorized, validly issued, fully paid and nonassessable.

BB&T Corporation
August 11, 2005

(iii)

When (a) the board of directors of the Company (or a duly authorized committee thereof or a senior executive officer) has taken all necessary corporate action to approve the issuance and sale of Stock Purchase Contracts or Stock Purchase Units; (b) the terms of such Stock Purchase Contracts or Stock Purchase Units and of their issuance have been duly established so as not to violate any applicable law or result in default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (c) such Stock Purchase Contracts or Stock Purchase Units have been issued and sold against payment of the purchase price therefore as contemplated in the Registration Statement; and (d) any related pledge agreement has been duly authorized, executed and delivered by the parties thereto, then the Stock Purchase Contract or Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(iv)

When (a) the board of directors of the Company (or a duly authorized committee thereof or a senior executive officer) has taken all necessary corporate action to approve a warrant agreement relating to the Warrants (the “Warrant Agreement”); (b) the Warrant Agreement has been duly executed and delivered; (c) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold for valid consideration in the form and in the manner contemplated in the Registration Statement and any prospectus and pricing supplements relating thereto, then such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(v)

When (a) the board of directors of the Company (or a duly authorized committee thereof or a senior executive officer) has taken all necessary corporate action to approve the issuance of Units; (b) the terms of the Units and of their issuance have been duly established so as not to violate any applicable law or result in default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (c) the Units have been issued in the form and in the manner contemplated in the Registration Statement and any prospectus and pricing supplements relating thereto, then such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

BB&T Corporation
August 11, 2005

(vi)

When (a) the terms of any Junior Subordinated Debt Securities and of their issuance and sale have been duly established by an officer of the Company duly authorized by the board of directors to take such action and in conformity with the Junior Subordinated Indenture so as not to violate any applicable law or result in default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (b) such Junior Subordinated Debt Securities have been duly executed and authenticated in accordance with the Junior Subordinated Indenture and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus and pricing supplements relating thereto, then such Junior Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(vii)

When (a) the terms of any Guarantee and of its issuance have been duly established by an officer of the Company duly authorized by the board of directors to take such action and in conformity with the Guarantee Agreement so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (b) such Guarantee has been duly executed and authenticated in accordance with the Guarantee Agreement and issued as contemplated by the Registration Statement and any prospectus and pricing supplements relating thereto, then such Guarantee will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

             My opinions expressed herein are subject to the following:

(a)

The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors. This includes without limitation the effect of the Federal Bankruptcy Code in its entirety, including matters of contract rejection, fraudulent conveyance and obligation, turn-over, preference, equitable subordination, automatic stay, conversion of a non-recourse obligation in to a recourse obligation and substantive consolidation. This also includes state laws regarding fraudulent transfers, obligations, and conveyances, and state receivership laws.

BB&T Corporation
August 11, 2005

(b)

The effect of general principles of equity, whether applied by a court of law or equity. This includes the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction, failure to perform or otherwise to act in accordance with an agreement by any person other than the client; (viii) the effect of Section 1-102(3) of the Uniform Commercial Code; and (ix) unconscionability.

          This opinion is delivered as of the date hereof, and I undertake no obligation to advise you of any changes in applicable law or any other matters that may come to my attention after the date hereof.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the prospectus forming a part of the Registration Statement under the caption “Experts.” In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Sincerely,

/s/ M. Patricia Oliver, Esq.